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                 [Letterhead of Cadwalader, Wickersham & Taft]


November 17, 1999



Official Payments Corporation
2333 San Ramon Valley Boulevard
Suite 450
San Ramon, California  94583

Re: Registration Statement on Form S-1, as amended, relating to Common Stock, par value $0.01 per share
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Ladies and Gentlemen:

We have acted as special counsel for Official Payments Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), originally filed with the Securities and Exchange Commission (the "Commission") on September 17, 1999, and to which this opinion letter is an exhibit. The Registration Statement relates to the Company's initial public offering of up to 5,750,000 shares of its Common Stock, par value $0.01 per share (the "Shares").

In rendering the opinions expressed below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus constituting a part thereof, (b) the Company's Certificate of Incorporation filed as an exhibit to the Registration Statement (c) the Company's Bylaws filed as an exhibit to the Registration Statement and (d) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In connection with such examination, we have assumed the
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Official Payments Corporation          -2-                  November 17, 1999


genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity of the originals of such documents and instruments submitted to us as copies or specimens. We have also made such investigations of law as we have deemed appropriate.

Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly and validly authorized and, when issued and delivered upon the terms and in the manner set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


Yours very truly,